UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 19, 2015
MAN FRM MANAGED FUTURES STRATEGIES LLC
 (Exact name of registrant as specified in its charter)
Delaware	0-52505	30-0408280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o FRM Investment Management (USA) LLC
452 Fifth Avenue, 26th Floor
New York, New York 10018
(Address of principal executive offices)
(Zip Code)

212-649-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a)            Man FRM Managed Futures Strategies LLC (the “Registrant”) has been governed and operated pursuant to its Fourth Amended and Restated Limited Liability Company Operating Agreement dated as of August 6, 2015, effective as of May 1, 2015 (the “Operating Agreement”). FRM Investment Management (USA) LLC is the manager (the “Manager”) of the Registrant.
 On August 19, 2015 the Manager adopted amendments to certain provisions of the Operating Agreement (the “Amendment”) and restated the Operating Agreement as the Fifth Amended and Restated Limited Liability Company Operating Agreement (the “Fifth Amended and Restated Operating Agreement”).  The Fifth Amended and Restated Operating Agreement  is being filed as an exhibit.
The Amendment modifies the definition of Redemption Day (the effective date of a redemption) by providing that the date will be each Friday, however if a Friday is not a business day then the immediately following business day. The previous provision provided that the Redemption Day will be the last business day of each week.  (The provision regarding a Redemption Day also being such other days as the Manager may determine in its sole discretion has been not been modified.)
Item 9.01                          Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
3.02	Fifth Amended and Restated Limited Liability Company Operating Agreement of Man FRM Managed Futures Strategies LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAN FRM MANAGED FUTURES STRATEGIES LLC

By:	FRM Investment Management (USA) LLC
Its:	Manager

By:	/s/ Linzie Steinbach
Name: Linzie Steinbach
Position: Principal Financial Officer

Date:  August 25, 2015

 MAN FRM MANAGED FUTURES STRATEGIES LLC
FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description
3.02	Fifth Amended and Restated Limited Liability Company Operating Agreement of Man FRM Managed Futures Strategies LLC.